Exhibit 3(h)

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation
(15 Pa.C.S.)

Entity Number
51493

☒ Business Corporation (§ 1915)
☐ Nonprofit Corporation (§ 5915)

Name ESQUIRE ASSIST			Document will be returned to the name and address you enter to the left.

Address COUNTER PICK-UP			Ü

City	State	Zip Code

Fee: $70

Filed in the Department of State on June 14, 2004

/s/ Pedro A. Cortès

Secretary of the Commonwealth

          In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the corporation is:
C-COR.NET CORP.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
	(a) Number and Street	City		State	Zip	County
60 DECIBEL ROAD		STATE COLLEGE		PENNSYLVANIA	16801	CENTRE

	(b) Name of Commercial Registered Office Provider					County
c/o

3.	The statute by or under which it was incorporated: PA Business Corporation Law, Act of May 5, 1933, P.L. 364

4.	The date of its incorporation: JUNE 30, 1953

5.	Check, and if appropriate complete, one of the following:

☐	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☒	The amendment shall be effective on:	6/26/2004	at	___________
		Date		Hour

DSCB:15-1915/5915–2

6.	Check one of the following:

☐	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☒	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7.	Check, and if appropriate, complete one of the following:

☒	The amendment adopted by the corporation, set forth in full, is as follows

The name of the corporation is C-COR INCORPORATED

☐	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:

☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 26th day of May, 2004.

C-COR.NET CORP.

Name of Corporation

/s/ W. T. Hanelly

Signature

CFO

Title